SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2005

Date of Report

(Date of earliest event

reported)

HouseValues, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	000-51032	91-1982679
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11332 NE 122nd Way, Kirkland, WA 98034

(Address of Principal Executive Offices, including Zip Code)

(425) 952-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2005, HouseValues, Inc. (the “Company”) entered into a commercial lease agreement (the “Lease”) with Chinook Business Park, L.L.C. for approximately 2.56 acres of real property, an office/warehouse building containing approximately 36,134 square feet of rentable area, and primary and supplemental parking facilities all located at 1700 North 6th Street, Yakima, Washington (the “Leased Premises”). The Lease has an initial term of five years and the Company has the option to extend the Lease for one additional five-year term. The initial monthly base rent for the first three months of the Lease term is $0.00. The subsequent monthly base rent for the fourth through twelfth months of the Lease term is approximately $13,627.30, increasing to approximately $18,560.80 per month through the remainder of the initial Lease term. Subject to the terms and conditions of the Lease, the Company has the option to purchase the Leased Premises. A copy of the Lease is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 25, 2005, the Company issued a press release announcing the opening of a satellite contact center in Yakima. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Lease is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Commercial Lease by and between HouseValues, Inc. and Chinook Business Park, L.L.C., dated October 24, 2005.

99.1	Press release issued by HouseValues, Inc., dated October 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HouseValues, Inc.

Dated: October 25, 2005	By:	/s/ JOHN ZDANOWSKI
John Zdanowski Chief Financial Officer